EXHIBIT 3
Icahn Capital LP

767 Fifth Avenue, 47th Floor

New York, New York 10153

June 18, 2013

Southeastern Asset Management, Inc.

6410 Poplar Avenue, Suite 900

Memphis, TN 38119

Re:           Agreement Concerning Transferred Shares

Dear Mr. McCarroll:

Reference is made to that certain Stock Purchase Agreement, dated as of June 18, 2013, (the “SPA”) among Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master III LP and High River Limited Partnership (“High River”, and together with Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III, the “Icahn Entities”), and Southeastern Asset Management, Inc., individually and on behalf of its clients (“Southeastern”) that was previously executed and delivered by the Parties.  Defined terms used herein and not otherwise defined shall have the meaning ascribed to such term in the SPA.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, by signing this letter agreement, the Parties hereby agree as follows:

1.           Following the 2013 Annual Meeting of Shareholders of Dell Inc. (the “Company”), if a majority of the newly elected directors of the Company were nominees of either Buyer or Seller, Seller agrees that it shall not, and that it shall cause its affiliates not to, tender any beneficially owned Shares into any tender offer commenced by the Company within six months of the conclusion of the 2013 Annual Meeting of Shareholders of the Company.

2.           The Parties agree to share  (on a pro rata basis in accordance with their respective ownership of Shares following completion of the transactions contemplated herein) all fees and expenses relating to the solicitation of proxies at the Special Meeting of Shareholders of the Company scheduled to be held on July 18, 2013, including the fees and expenses of proxy advisors, printing and mailing expenses relating to proxy materials, except that each Party shall be solely responsible for its own legal fees and expenses whether in connection with the solicitation of proxies, the negotiation of this Agreement or otherwise.

If you are in agreement with the foregoing, please execute the signature page attached to this letter agreement.

Sincerely,

ICAHN PARTNERS LP

By: __________________________

 Name: Keith Cozza

 Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND LP

By: __________________________

 Name: Keith Cozza

 Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND II L.P.

By: __________________________

 Name: Keith Cozza

 Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND III L.P.

By: __________________________

 Name: Keith Cozza

 Title: Authorized Signatory

HIGH RIVER LIMITED PARTNERSHIP

By: __________________________

 Name:  Keith Cozza

 Title: Authorized Signatory

Agreed to and accepted by:

SOUTHEASTERN ASSET MANAGEMENT, INC.

By: __________________________

 Name:  Andrew R. McCarroll

 Title:  General Counsel